     COTT CORPORATION REPORTS FIRST QUARTER RESULTS
•	North American business stabilizing

•	Loss of $0.03 per share after charges of $0.09 per share for unusual items and stock option expense

•	Share growth continues in U.S. CSD category

•	Company announces entry into Brazil
(All information in U.S. dollars)
TORONTO –April 20, 2006 – Cott Corporation (NYSE:COT; TSX:BCB) today announced results for the first quarter ended April 1, 2006. First quarter sales were in line with the prior year quarter at $394.2 million, compared to $395.5 million. Excluding acquisitions however, first quarter sales declined by 5%. Net loss for the quarter was $2.1 million or $0.03 per diluted share, after charges of $0.06 per diluted share for unusual items and $0.03 per diluted share for stock option expense.
“Our first quarter results reflect the progress of our North American realignment in stabilizing the business. The results are in line with our plan as we continue taking aggressive action to position Cott for longer term profitability,” said John K. Sheppard, president and chief executive officer. “As we have said previously, our focus during 2006 is to improve margins and take steps to increase Cott’s presence in non-carbonated beverage segments. I am pleased with the progress of recent initiatives to support margin improvement, including the achievement of our pricing objectives for 2006. In the U.S., Cott continues to outperform the carbonated soft drink category in our channels, posting a 0.2 share point gain in the 12-weeks ending March 18.”
FIRST QUARTER
North American first quarter sales declined 8% from the prior year quarter, due mainly to a structural change in Cott’s agreement with one of its self-manufacturing customers. Cott continues to supply this customer with filled beverages, however a portion of the business is now in the form of concentrate sales, lowering Cott’s revenue but having minimal earnings impact. Additional factors impacting North American sales in the quarter were product and packaging rationalization, continued softness in the carbonated soft drink category and lower bottled water shipments.
U.K./Europe sales in the quarter increased 50% compared to the prior year quarter due principally to increases from the acquisition of Macaw (Soft Drinks) Ltd. in August 2005, as well as base business growth. Excluding the acquisition, U.K./Europe first quarter sales grew 4% over the prior year quarter and by 12% when foreign exchange is also excluded. International sales rose 14% from prior year quarter, benefiting from both Mexico and Royal Crown International increases. Excluding foreign exchange, international sales were up 10%.
Gross margin as a percentage of sales in the quarter was 13.4%, compared to 14.2% in the prior year quarter due to higher ingredients and packaging costs and increased capacity-related fixed costs. The first quarter gross margin percentage showed solid improvement from the 11.9% level experienced in the most recent fourth quarter.
Selling, general and administrative expenses increased in the quarter mainly due to stock option expense. The Company’s cost control actions largely offset additional selling, general and administrative expense related to Macaw.
The Company began recording expenses for stock options in 2006 under the provisions of FAS 123(R). For the first quarter, stock option expense amounted to $2.7 million before tax or $0.03 per diluted share on an after tax basis.
Interest expense increased $1.7 million in the quarter due to the Macaw acquisition. Unusual item charges of $5.0 million on a pre-tax basis, or $0.06 per diluted share after taxes, were recorded in the quarter. Of these charges, $3.0 million relate to the North American realignment and the balance are for legal and other fees associated with the review of our Macaw acquisition by the U.K.’s Competition Commission.
After charges for unusual items of $0.06 per diluted share and stock option expense of $0.03 per diluted share, net loss for the quarter was $2.1 million or $0.03 per diluted share, compared to net income of $8.3 million or $0.12 per diluted share in the first quarter of 2005.
During the quarter, the Company announced that the Competition Commission in the U.K. had provisionally cleared Cott’s acquisition of Macaw. The Company expects to receive final clearance of the transaction by May 15, 2006.
The Company also announced today that it has begun shipments of retailer brand carbonated soft drinks in Brazil, the world’s fourth largest market for carbonated soft drinks by per capita consumption. Cott is working with a local bottler to supply its largest customer with a retailer brand beverage program, initially launching in more than 100 stores.

“Our agreement in Brazil gives us access to a market with long-term growth potential for retailer brand carbonated soft drinks, while limiting our investment in fixed assets,” added Sheppard.
OUTLOOK
The Company continues to expect 2006 EBITDA to be relatively flat with 2005, excluding the impact of unusual items and stock option expense. The Company also continues to expect net income excluding unusual items and stock option expense to be substantially lower in 2006 compared to 2005 due to significant increases in depreciation, interest expense, and the effective tax rate.
Charges for unusual items during 2006, including pre-tax asset impairment and restructuring charges, are expected to be between $23 and $43 million, of which $3 million were recorded in the first quarter. This amount is part of the previously announced charges of $60 to $80 million. Stock option expense in 2006 is expected to be $10 to $12 million on a pre-tax basis.
In 2007, Cott expects EBITDA excluding unusual items and stock option expense to rebound to the 2004 level and to build further on that in 2008. The Company’s goal is to improve its gross margin as a percentage of sales to 16% in 2008 through improved operating efficiencies, product mix and pricing. Beyond 2008, the Company is targeting longer-term annual sales growth of 5 to 7% and earnings per diluted share growth of 8 to 12%.
***
FIRST QUARTER CONFERENCE CALL
Cott Corporation will host a conference call for investors and analysts today, Thursday, April 20th 2006, at approximately 1 p.m. ET to discuss the first quarter financial results.
For those who wish to listen to the presentation, there is a listen-only dial-in telephone line, which can be accessed as follows:

North America:	416-644-3427
International:	800-814-4890
ANNUAL GENERAL MEETING
Cott Corporation’s Annual General and Special Meeting of shareowners will take place today, Thursday, April 20, 2006 at 8:30 AM ET at the Glenn Gould Studio, Canadian Broadcasting Centre, 250 Front St. West, Toronto, Ontario.

WEBCAST
To access Cott’s first quarter conference call with analysts and today’s Annual General and Special Meeting over the Internet, please visit the Company’s website at http://www.cott.com. Please log on 15 minutes early to register, download, and install any necessary audio/video software. For those who are unable to access the live broadcasts, a replay will be available at Cott’s website following these events until Thursday, May 4, 2006. Quarterly results and supplementary financial information for the conference call is available in the Investor Relations/Financial Reports section of Cott’s website.
ABOUT COTT CORPORATION
Cott Corporation is one of the world’s largest retailer brand beverage suppliers whose principal markets are North America, the United Kingdom and Mexico. The Company’s website is www.cott.com.
NON-GAAP MEASURES
EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Cott uses operating income as its primary measure of performance and cash flow from operations as its primary measure of liquidity. Nevertheless, Cott presents EBITDA in its filings for several reasons. Cott uses multiples of EBITDA and discounted cash flows in determining the value of its operations. In addition, Cott uses “cash return on assets”, a financial measure calculated by dividing Cott’s annualized EBITDA by its aggregate operating assets, for the purposes of calculating performance-related bonus compensation for its management employees, because that measure reflects the ability of management to generate cash while preserving assets. Finally, Cott includes EBITDA in its filings because it believes that its current and potential investors use multiples of EBITDA to make investment decisions about Cott. Investors should not consider EBITDA an alternative to net income, nor to cash provided by operating activities, nor any other indicators of performance or liquidity which have been determined in accordance with U.S. or Canadian GAAP. Cott’s method of calculating EBITDA may differ from the methods used by other companies and, accordingly, Cott’s EBITDA may not be comparable to similarly titled measures used by other companies. A reconciliation of the Non-GAAP financial measures is attached and also available in the Investor Relations/Financial Reports section of Cott’s website.
SAFE HARBOR STATEMENTS
This press release contains forward-looking statements reflecting management’s current expectations regarding future results of operations, economic performance, financial condition and achievements of the

Company. Forward-looking statements, specifically those concerning future performance such as those relating to the success of the Company’s measures to support margin improvement, stabilization of the Company’s North American business and the Company’s views on receipt of final clearance from the U.K. Competition Commission, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company’s filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, the Company’s ability to restore plant efficiencies and lower logistics costs, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company’s ability to develop new products that appeal to consumer tastes, the Company’s ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation and regulatory review, loss of key customers and retailers’ continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.
(Financial tables in Exhibits 1-5 attached)

COTT CONTACTS:

Media Relations
Kerry Morgan	Tel: (416) 203-5613

Investor Relations
Edmund O’Keeffe	Tel: (416) 203-5617

COTT CORPORATION	EXHIBIT 1
CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(in millions of US dollars except per share amounts, US GAAP)
Unaudited

	For the three months ended
	April 1, 2006	April 2, 2005

Sales	$394.2	$395.5
Cost of sales	341.5	339.5

Gross profit	52.7	56.0

Selling, general and administrative expenses	39.9	36.9
Loss (gain) on disposal of property, plant & equipment	0.1	(0.7)
Unusual items
Restructuring	1.6	(0.2)
Asset impairments	1.4	—
Other	2.0	—

Operating income	7.7	20.0

Other (income) expense, net	(0.2)	0.6
Interest expense, net	8.2	6.5
Minority interest	1.0	0.9

(Loss) income before income taxes	(1.3)	12.0

Income tax expense	0.8	3.7

Net (loss) income	$(2.1)	$8.3

Volume - 8 oz equivalent cases	295.0	272.3
- Filled Beverage	199.9	203.6

Net (loss) income per common share
Basic	$(0.03)	$0.12
Diluted	$(0.03)	$0.12

COTT CORPORATION	EXHIBIT 2
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of US dollars, US GAAP)
Unaudited

	For the three months ended
	April 1, 2006	April 2, 2005
Operating Activities
Net (loss) income	$(2.1)	$8.3
Depreciation and amortization	19.3	16.8
Amortization of financing fees	0.3	—
Stock option expense	2.7	—
Deferred income taxes	0.2	(0.2)
Minority interest	1.0	0.9
Loss (gain) on disposal of property, plant & equipment	0.1	(0.7)
Asset impairments	1.4	—
Other non-cash items	0.3	0.4
Net change in non-cash working capital	(15.8)	(4.2)

Cash provided by operating activities	7.4	21.3

Investing Activities

Additions to property, plant and equipment	(8.3)	(28.1)
Proceeds from disposal of property, plant & equipment	0.7	1.0
Other investing activities	(2.4)	(1.5)

Cash used in investing activities	(10.0)	(28.6)

Financing Activities

Payments of long-term debt	(0.2)	(0.2)
Short-term borrowings	(7.0)	(4.9)
Distributions to subsidiary minority shareowner	(1.1)	(1.1)
Issue of common shares	—	0.9
Financing costs	—	(2.1)
Other financing activities	(0.1)	(0.1)

Cash used in financing activities	(8.4)	(7.5)

Effect of exchange rate changes on cash	0.1	(0.4)

Net decrease in cash	(10.9)	(15.2)

Cash, beginning of period	21.7	26.6

Cash, end of period	$10.8	$11.4

COTT CORPORATION	EXHIBIT 3
CONSOLIDATED BALANCE SHEETS
(in millions of US dollars, US GAAP)

	Unaudited
	April 1, 2006	December 31, 2005
ASSETS

Current assets
Cash	$10.8	$21.7
Accounts receivable	185.1	191.1
Inventories	171.6	144.2
Prepaid and other expenses	12.1	9.5
Deferred income taxes	8.6	7.3

	388.2	373.8

Property, plant and equipment	384.1	394.2
Goodwill	150.5	150.3
Intangibles and other assets	256.6	260.4
Deferred income taxes	0.3	0.4

	$1,179.7	$1,179.1

LIABILITIES AND SHAREOWNERS’ EQUITY

Current liabilities
Short-term borrowings	$151.6	$157.9
Current maturities of long-term debt	0.8	0.8
Accounts payable and accrued liabilities	187.9	182.5
Deferred income taxes	0.2	0.2

	340.5	341.4

Long-term debt	272.3	272.3
Deferred income taxes	62.5	61.0

	675.3	674.7

Minority interest	22.4	22.5

Shareowners’ equity
Capital stock	273.0	273.0
Additional paid-in-capital	21.1	18.4
Retained earnings	184.1	186.2
Accumulated other comprehensive income	3.8	4.3

	482.0	481.9

	$1,179.7	$1,179.1

COTT CORPORATION	EXHIBIT 4
SEGMENT INFORMATION
(in millions of US dollars, US GAAP)
Unaudited

	For the three months ended
	April 1, 2006	April 2, 2005

Sales
North America	$309.5	$335.4
UK & Europe	65.4	43.6
International	17.9	15.7
Corporate	1.4	0.8

	$394.2	$395.5

Operating income (loss)
North America	$12.5	$19.1
UK & Europe	(0.2)	2.1
International	2.9	2.2
Corporate	(7.5)	(3.4)

	$7.7	$20.0

COTT CORPORATION	EXHIBIT 5
SUPPLEMENTARY INFORMATION — NON GAAP MEASURES
(in millions of US dollars)
Unaudited

	For the three months ended
	April 1, 2006	April 2, 2005

Net (loss) income	$(2.1)	$8.3

Depreciation and amortization	19.3	16.8
Interest expense, net	8.2	6.5
Income tax expense	0.8	3.7

EBITDA	$26.2	$35.3

NON-GAAP MEASURE
EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Cott uses operating income as its primary measure of performance and cash flow from operations as its primary measure of liquidity. Nevertheless, Cott presents EBITDA in its filings for several reasons. Cott uses multiples of EBITDA and discounted cash flows in determining the value of its operations. In addition, Cott uses “cash return on assets,” a financial measure calculated by dividing Cott’s annualized EBITDA by its aggregate operating assets, for the purposes of calculating performance-related bonus compensation for its management employees, because that measure reflects the ability of management to generate cash while preserving assets. Finally, Cott includes EBITDA in its filings because it believes that its current and potential investors use multiples of EBITDA to make investment decisions about Cott. Investors should not consider EBITDA an alternative to net income, nor to cash provided by operating activities, nor any other indicators of performance or liquidity which have been determined in accordance with U.S. or Canadian GAAP. Cott’s method of calculating EBITDA may differ from the methods used by other companies and, accordingly, Cott’s EBITDA may not be comparable to similarly titled measures used by other companies.
SAFE HABOR STATEMENTS
This document contains forward-looking statements reflecting management’s current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company’s filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, the Company’s ability to restore plant efficiencies and lower logistics costs, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company’s ability to develop new products that appeal to consumer tastes, the Company’s ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation and regulatory review, loss of key customers and retailers’ continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.